UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2013 (December 12, 2013)

American Realty Capital – Retail Centers of America, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-169355	27-3279039
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Amy B. Boyle to Replace Brian S. Block as Chief Financial Officer in Connection with ARCP’s Pending Self-Management

On December 12, 2013, in light of the previously announced plans by American Realty Capital Properties, Inc. (“ARCP”) to become self-managed, in connection with which Brian S. Block will serve in the capacity as chief financial officer for ARCP on a full-time basis, Mr. Block resigned from his roles as chief financial officer and executive vice president of American Realty Capital – Retail Centers of America, Inc. (the “Company”), effective as of that same date. Mr. Block did not resign pursuant to any disagreement with the Company. Simultaneously with Mr. Block’s resignation, the Company’s board of directors appointed Amy B. Boyle to serve as the Company’s chief financial officer. There are no related party transactions involving Ms. Boyle that are reportable under Item 404(a) of Regulation S-K.

Amy B. Boyle, CPA, 36, has served as chief financial officer, treasurer and secretary of American Realty Capital Hospitality Trust, Inc., American Realty Capital Hospitality Advisors, LLC and American Realty Capital Hospitality Properties, LLC since September 2013. Ms. Boyle has served as senior vice president for ARC Advisory Services, LLC since July 2013. Ms. Boyle has approximately 14 years of real estate finance and accounting experience. Ms. Boyle served as the chief financial officer for the Clarion Lion Properties Fund, a private real estate fund managed by Clarion Partners with a portfolio having a value of approximately $7.0 billion, from July 2009 through June 2013. Ms. Boyle's responsibilities in that role included overseeing financial reporting, cash management and the legal, tax and capital structure issues related to the fund. Ms. Boyle also served as chief financial officer, senior vice president and treasurer of Clarion Partners Property Trust from its formation in November 2009 through June 2013. From August 2006 through July 2009, Ms. Boyle held the position of vice president and controller of GoldenTree InSite Partners, a New York-based real estate investment firm, where her responsibilities included managing all aspects of client reporting and accounting, regulatory compliance, valuation of investments and structuring private equity investment vehicles. From March 2003 to August 2006, Ms. Boyle held various positions with Clarion Partners, including (from July 2005 to August 2006) senior associate in Portfolio Management for Clarion Lion Properties Fund, (from April 2005 to July 2005) assistant controller for Clarion Lion Properties Fund and (from March 2003 to April 2005) portfolio accountant for Clarion Lion Properties Fund. Ms. Boyle also served as a senior auditor for a Boston-based public accounting firm, Feely & Driscoll, PC, from January 2000 to November 2002. Ms. Boyle holds a bachelor of science in Accounting and Management from Plattsburgh State University of New York, a master of science in Real Estate Finance from New York University and is a certified public accountant in the state of New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

Date: December 13, 2013	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors